UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 8, 2010, Biovail Corporation (“Biovail”) and Depomed, Inc. (the “Company”) filed a complaint in Federal Court in Canada against Apotex, Inc. (“Apotex”) for infringement of the Company’s Canadian patent No. 2,290,624 (the “624 Patent”). The filing is in response to Apotex receiving clearance from the Minister of Health on February 4, 2010 to market in Canada a 500mg extended release metformin hydrochloride tablet that is a generic version of the 500mg formulation of Glumetza® (extended release metformin hydrochloride tablets).  The Company has licensed the 500mg formulation of Glumetza in Canada to Biovail and has been joined as a party to the litigation pursuant to the intellectual property enforcement provisions of its Canadian Glumetza license agreement with Biovail.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: February 10, 2009	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel